Exhibit 4.18

Ms Jennifer Smith

VP Corporate Development

Uranium One Inc.

Suite 1610-390 Bay Street,

Toronto, Ontario, CANADA

M5H 2Y2

Dear Jennifer

CONSENT

The undersigned hereby consents to the references to (1) Aker Kvaerner Australia Pty Ltd’s (“Aker Kvaerner”) name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. under the United States Securities Act of 1933, as amended, in connection with the Honeymoon Uranium Project - Summary of Feasibility Study 400 tpa U308 Equivalent dated July 31, 2006 in the form and the context in which the report was provided and (2) all other references to Aker Kvaerner included or incorporated by reference in such Registration Statement.

Date: June 25, 2007

For and on behalf of

AKER  KVAERNER  AUSTRALIA  PTY  LTD

By:

Name:	Tom Hunter

Title:	Associate Director

Aker Kvaerner Australia Pty Ltd
Level 2, 55 Little Edward Street, (PO Box 10) Spring Hill,
Brisbane. Queensland, 4004
Tel +61 (0) 7 3246 9100   Fax +61 (0) 7 3246 9130     www.akerkvaerner.com
Registered A3N 56 004 239 972    Reistered in Australia
G0P4.70 30_F03_D